UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Republic Bancshares of Texas, Inc.

(Name of Registrant as Specified In Its Charter)

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REPUBLIC BANCSHARES OF TEXAS, INC.

6809 FM 1960 West

Houston, Texas 77069

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 22, 2003

Shareholders of Republic Bancshares of Texas, Inc.:

The 2003 Annual Meeting of Shareholders (the “Meeting”) of Republic Bancshares of Texas, Inc. (the “Company”) will be held at the Northwest Freeway Office of Republic National Bank (the “Bank”) at 14604 Northwest Freeway (Highway 290 at Windfern), Houston, Texas, on Tuesday, April 22, 2003, beginning at 4:15 p.m. (local time), for the following purposes:

1.	To elect five directors to serve on the Board of Directors of the Company until the Company’s 2004 annual meeting of shareholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To consider and act upon a proposal to ratify the appointment of KPMG LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2003; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on February 28, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

By order of the Board of Directors,

C. P. Bryan

President and Chief Executive Officer

Houston, Texas

March 21, 2003

It is important that your stock be represented at the Meeting, regardless of the number of shares you own. Whether or not you attend the meeting, please complete, date, and sign the enclosed proxy and return it in the accompanying envelope promptly. If you attend the Meeting, you will have the right to revoke your proxy and vote your shares in person. No additional postage is necessary if the proxy is mailed in the United States. The proxy is revocable in the manner described in the Proxy Statement at any time before it is voted at the Meeting.

REPUBLIC BANCSHARES OF TEXAS, INC.

6809 FM 1960 West

Houston, Texas 77069

March 21, 2003

PROXY STATEMENT

FOR

2003 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 22, 2003

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

This Proxy Statement is being furnished to shareholders of Republic Bancshares of Texas, Inc. (the “Company”) for solicitation of proxies on behalf of the Board of Directors of the Company for use at the 2003 Annual Meeting of Shareholders of the Company to be held at the Northwest Freeway Office of Republic National Bank (the “Bank”) at 14604 Northwest Freeway, Houston, Texas, on Tuesday, April 22, 2003, beginning at 4:15 p.m. (local time), and any adjournment thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2003 Annual Meeting of Shareholders (“Notice of Meeting”). This Proxy Statement, the Notice of Meeting and the enclosed form of proxy will first be sent to shareholders on or about March 21, 2003.

Voting of Proxies

Shares represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by the Board of Directors may be voted with respect thereto in accordance with the judgment of the proxies. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Bylaws.

Revocability of Proxies

Any proxy given by a shareholder may be revoked by such shareholder at any time before it is exercised by submitting to the Secretary of the Company a duly executed proxy bearing a later date, delivering to the Secretary of the Company a written notice of revocation, or attending the Meeting and voting in person. If your shares are held in street name with a bank or broker, you must contact your bank or broker if you wish to revoke your proxy.

Solicitation

The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls, without being paid additional compensation for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the common stock, par value $1.00 per share, of the Company (the “Common Stock”) held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred in this connection.

Annual Report

The Company’s Annual Report to Shareholders, including financial statements, for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, accompanies but does not constitute part of this proxy statement.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of Common Stock at the close of business on February 28, 2003 (the “Record Date”), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. At that time, there were outstanding 1,934,911 shares of Common Stock, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Except for in the election of directors, each shareholder will have one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company.

In electing directors, each shareholder will have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principal among as many candidates as he shall think fit. A shareholder who intends to cumulate his votes must give prior written notice to the Secretary of the Company on or before the day preceding the election of directors. If cumulative voting rights are not exercised, directors will be elected by a plurality of the votes cast in person or by proxy. Accordingly, the five nominees to the Board of Directors receiving the highest number of votes cast by the holders of Common Stock will be elected. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. An abstention, a broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to approve the appointment of the auditors. Abstentions, will have the effect of a vote against the appointment. However, broker non-votes will be deemed shares not present to vote on such matter and will not count as votes for or against the proposal and will not be included in calculating the number of votes necessary for approval of such matter.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

The Board of Directors currently consists of five directors. The term of office of the current directors expires at the Meeting. The Board of Directors has nominated C. P. Bryan, Gerald W. Bodzy, Donn C. Fullenweider, James C. Hassell and Wayne C. Owen for election as directors at the Meeting. Messrs. Bryan, Bodzy, Fullenweider, Hassell and Owen are currently serving as directors.

The five nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Shareholders are entitled to cumulate votes in the election of directors, upon prior written notice to the Company, which means that each shareholder has the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principal among as many candidates as he shall think fit. As long as five persons have been nominated to fill the five director positions, cumulative voting will have no impact on the election of directors.

Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld. If a shareholder gives notice to cumulate his votes, the proxies may likewise, in their discretion, cumulate votes with respect to the shares represented by proxy.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors, however, has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled only by a majority of the remaining directors, even if less than a quorum of the Board of Directors. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

Nominees for Election

The following table sets forth certain information with respect to each nominee for election as a director of the Company:

Name	Positions	Age	Director since
C.P. Bryan	Chairman of the Board of the Company and the Bank; President and Chief Executive Officer of the Company and the Bank	52	1998
Gerald W. Bodzy	Director of the Company and the Bank	51	2002
Donn C. Fullenweider	Director of the Company and the Bank	68	2000
James C. Hassell	Director of the Company and the Bank	65	1998
Wayne C. Owen	Director of the Company and the Bank	63	2001

C. P. Bryan. Mr. Bryan is Chairman of the Board, President and Chief Executive Officer of the Company and has served in these same positions for the Bank since its inception in 1998. Mr. Bryan has over 30 years of banking experience. From 1978 to 1998, he was employed by Sterling Bank, Houston, Texas and most recently served as Vice Chairman of the Board and Chief Credit Officer. Mr. Bryan was involved in the formation of approximately six de novo banking offices for Sterling Bank and participated in the integration of approximately six acquired banking offices. He also served as an Executive Vice President and Director of Sterling Bancshares, Inc. Mr. Bryan holds a Bachelor of Business Administration degree from the University of Texas.

Gerald W. Bodzy. Mr. Bodzy was appointed as a director in September 2002 and had previously served as an advisory director of the Bank since September 2000. He is currently an independent consultant and private investor. From 1990 through 2000, he was employed as an investment banker by Stephens, Inc., where he served as Senior Vice President and Managing Director. From 1979 to 1990, Mr. Bodzy was employed by Smith Barney, Inc. as an investment banker, serving as a Managing Director from 1986 to 1990. He holds a Bachelor of Arts degree and a Doctor of Jurisprudence from the University of Texas at Austin.

Donn C. Fullenweider. Mr. Fullenweider has engaged in the practice of law for forty years and owns a private law firm in the San Felipe/West Loop area of Houston, Texas. He served as a director of Riverway Bank for three years and also served as an advisory board member for two years. Mr. Fullenweider holds a Bachelor of Science degree in Journalism from the University of Houston and a Doctor of Jurisprudence from the University of Houston Law Center.

James C. Hassell. Mr. Hassell has served as a director since the Bank’s inception. He has been in the commercial construction industry for the last forty years, including the last twenty in Northwest Houston, the Bank’s initial market area. Mr. Hassell served as a director and executive committee member of Sterling Bancshares, Inc. for eight years.

Wayne C. Owen. Mr. Owen was appointed as a director of the Bank in January 2001. Mr. Owen has been in the electrical supply business all of his business career. Mr. Owen served on the board of directors of Guardian Bank for twenty-five years and on the board of Sterling Bancshares, Inc. for two years following Guardian’s acquisition by Sterling. Mr. Owen attended the University of Texas and the University of Houston.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the executive officers of the Company and the Bank:

Name	Positions	Age
C.P. Bryan	Chairman of the Board, President and Chief Executive Officer of the Company and the Bank	52
Stanley H. Florance	Secretary/Treasurer and Chief Financial Officer of the Company; Executive Vice President and Chief Financial Officer of the Bank	63

Stanley H. Florance. Mr. Florance is Secretary/Treasurer and Chief Financial Officer of the Company and has served as Executive Vice President and Chief Financial Officer of the Bank since October 2000. Mr. Florance brings over fifteen years of banking, bank examining and public accounting experience and over twenty five years of experience in senior management positions in various industries to the Bank. He was most recently Senior Vice President and Chief Financial Officer of Integrated Electrical Services, Inc., Houston, Texas, (April 1999 through June 2000) and Senior Vice President and Chief Financial Officer of Owen Healthcare, Inc., Houston, Texas, (August 1977 through July 1998) both New York Stock Exchange companies. Mr. Florance is a CPA, and holds a Bachelor of Business Administration degree from the University of Houston.

Each officer of the Company is elected by the Board of Directors of the Company and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Operation of the Board of Directors

The Board of Directors of the Company held two meetings during 2002. The Company was formed in September 2001 to serve as a holding company for the Bank. During 2002, the Board of Directors of the Bank held twelve meetings. No director attended less than 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which he served.

Audit Committee. The Board of Directors has established an Audit Committee. The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the Company’s financial reports and other financial information provided to shareholders and others, the Company’s internal controls and the Company’s audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board of Directors concerning such matters. The Company’s Board of Directors has not adopted a written charter for the Audit Committee. During 2002, the Audit Committee held four meetings. The Audit Committee is comprised of Messrs. Bodzy, Fullenweider, Hassell and Owen. Each of the members is an “independent director” of the Company, as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.

Compensation Committee. The Company’s Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Bank’s executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters. The Compensation Committee also administers the Company’s stock option plan and makes recommendations to the Board of Directors as to option and award grants to Company employees under such plan. During 2002, the Compensation Committee held two meetings.

Compensation Committee Interlocks and Insider Participation

Prior to the formation of the Company, matters related to employee compensation, employee benefit matters and stock options were considered by the Compensation Committee of the Bank. The Bank’s Compensation Committee consists of the same members as the Company’s Compensation Committee, which are Messrs. Fullenweider, Bodzy, Hassell and Owen, each of whom is an outside director of the Company. During 2002, no member of the Compensation Committee was an officer or employee of the Company or the Bank and no member formerly has served as an officer of the Company or the Bank. No officers of the Company or the Bank participate in Compensation Committee deliberations concerning their compensation or other matters.

Director Compensation

The Board of Directors of the Company plans to meet quarterly, if required. Directors of the Company do not receive direct compensation for their services, however, each director of the Company also serves as a director of the Bank and is compensated for his services in that capacity. For the 2002 fiscal year, non-employee directors and non-employee advisory directors of the Bank received a fee of $400 for each meeting of the Bank’s Board of Directors attended. For the 2002 fiscal year, non-employee directors received a fee of $100 for each Bank committee meeting attended. The Bank has two non-employee advisory directors.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The Company is a bank holding company and conducts its operations through its subsidiary, the Bank. The officers of the Company also serve as officers of the Bank as set forth herein. Such persons are compensated by the Bank and receive no separate compensation for their services to the Company. However, the Company may determine that such compensation is appropriate in the future.

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Bank to or on behalf of the Company’s and the Bank’s President and Chief Executive Officer and the other executive officer of the Company and the Bank for the years ended December 31, 2002, 2001 and 2000:

Name and principal position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options	All Other Compensation(1)
C. P. Bryan	2002	$225,000	$—	—	—	$5,500
President and Chief	2001	185,000	50,000	—	—	5,250
Executive Officer of the	2000	135,000	21,600	—	—	4,100
Company and the Bank

Stanley H. Florance(2)	2002	$115,000	$—	$6,000	—	$—
Secretary, Treasurer and	2001	110,000	14,500	6,000	—	2,610
Chief Financial Officer of	2000	24,167	—	1,250	10,000	413
the Company; Executive
Vice President and Chief
Financial Officer of the
Bank

(1)	Represents contributions made by the Company to the 401(k) plan.
(2)	Mr. Florance joined the Company on October 13, 2000.

Amounts reported in the above table do not include the cost or value of the use of a car provided to the executive officers by the Company, nor do they include expenses of membership in certain clubs and organizations. While some personal benefit may be derived therefrom, the expenses are considered by the Company to be ordinary, necessary and reasonable relative to its business and such expenses did not, in any event, exceed 10% of total cash compensation for any single executive officer.

Stock Options Exercises and Fiscal Year-End Option Values

The following table sets forth certain information concerning option exercises during the year ended December 31, 2002 and any value realized thereon by the executive officers named in the Summary Compensation Table, and the number and value of unexercised options held by such executive officers at December 31, 2002:

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
C. P. Bryan	—	—	54,400	13,600	$408,000	$102,000
Stanley H. Florance	4,000	$20,000	—	6,000	—	30,000

(1)	The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date of exercise without considering any taxes which may have been owed.

(2)	The value of the unexercised options is calculated based on $17.50 per share. The Company’s common stock is seldom traded and to arrive at the price shown, management of the Company used the price of the Common Stock in two recent trades of which management is aware.

Stock Option Plan

The Republic National Bank 1998 Stock Option Plan (“Bank Option Plan”) was adopted by the Board of Directors and approved by shareholders of the Bank in October 1998. In 2000, the directors of the Bank and shareholders approved an amendment to the Bank Option Plan to increase the number of shares available for issuance under the Bank Option Plan. Upon consummation of the holding company formation on September 7, 2001, the Company assumed all of the Bank’s obligations and liabilities under the Bank Option Plan and will issue shares of Company Common Stock in lieu of Bank common stock. The Bank Option Plan was amended and restated and renamed the Republic Bancshares of Texas, Inc. 1998 Stock Option Plan (“Option Plan”). Subject to adjustment as provided in the Option Plan, there are currently 317,400 shares of Common Stock reserved for issuance pursuant to the Option Plan.

The Option Plan is intended to serve as an important means of attracting and retaining capable personnel who will be needed for the continued growth and success of the Company. The Option Plan permits the holder of an option to purchase the number of shares of Common Stock covered by the option at a price established by a committee, composed of certain members of the board of directors, at the time the option is granted. Issuance of shares pursuant to an option granted under the Option Plan will increase the number of shares of Common Stock outstanding and reduce proportionately the percentage of ownership of the Company by other shareholders.

As of February 28, 2003, options have been granted to purchase an aggregate of 227,200 shares of Common Stock at exercise prices ranging from $10.00 to $17.00. Options covering approximately 135,800 shares were exercisable at February 28, 2003. All options expire 10 years from the date of grant.

Employee Stock Purchase Plan

The Republic National Bank Employee Stock Purchase Plan was adopted by the Board of Directors in March 2001. The plan was approved by the Bank’s shareholders in June 2001 and became effective on August 1, 2001. As of September 7, 2001, the Company assumed all of the Bank’s obligations and liabilities under the purchase plan and shares of Company Common Stock are issued in lieu of Bank common stock. The purchase plan was amended and restated and renamed the Republic Bancshares of Texas, Inc. 1998 Employee Stock Purchase Plan (“Purchase Plan”). The Purchase Plan is intended to provide increased incentives to employees of the Company and the Bank and to strengthen the identification of such employees with the shareholders.

The Purchase Plan authorizes the offer and sale of up to 300,000 shares of Common Stock to employees of the Company and its subsidiaries, including the Bank. The Purchase Plan is implemented through three-month purchase periods beginning every January 1, April 1, July 1 and October 1. The offering price per share will be an amount equal to 85% of the fair market value of the Common Stock on the last day of the applicable purchase period. The shares will be purchased as soon as administratively feasible after the last day of each purchase period (“Purchase Date”). Pursuant to the Purchase Plan, a participant will pay for the shares purchased on the Purchase Date with contributions made through payroll deductions over the applicable purchase period. An employee may not purchase more than $25,000 of market value in Common Stock in any one calendar year and an employee owning 5% or more of the Company’s voting stock may not participate in the Purchase Plan. Through January 31, 2003, a total of 8,311 shares have been issued at an average price of $14.14 per share.

Benefit Plan

The Board of Directors has approved a 401(k) plan for employees of the Bank. As of December 31, 2002, the Bank matches 50% of an employee’s contributions to the 401(k) plan, up to a maximum of 6% of the employee’s annual compensation. For the years ended December 31, 2002 and 2001 the Bank contributed approximately $112,000 and $89,000 respectively, to the plan. The matching contributions, while the same for both 2002 and 2001, are discretionary and are determined by the directors on an annual basis.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is pleased to present this report on executive compensation. This report describes the elements of the Bank’s executive officer compensation programs and the basis on which 2002 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Bank.

Compensation Philosophy and Overall Objectives

The goal of the Bank’s executive compensation policy is to ensure that executive compensation is linked directly to continuous improvements in corporate performance and increases in shareholder value, while concurrently ensuring that key employees are motivated and retained. The following objectives have been established by the Compensation Committee as guidelines for compensation decisions:

•    The Bank must provide a competitive total compensation package that enables the Bank to attract and retain key executives.

•    All of the Bank’s compensation programs must be integrated with its annual and long-term business objectives so that executives remain focused on the fulfillment of these objectives.

•    The Bank’s compensation package must include a variable component that directly links compensation with the overall performance of the Bank, thereby expressly aligning executive compensation with the interest of shareholders.

The Compensation Committee regularly reviews the Bank’s compensation programs to ensure that remuneration levels and incentive opportunities are competitive and reflect performance. The various components of the compensation programs for executive officers are discussed below.

Base Salary

Base salary levels are largely determined through comparison with banking organizations of a size similar to the Bank. Both local and regional surveys are utilized to establish base salaries that are within the range of those persons holding positions of comparable responsibility at other banking organizations of a size and complexity similar to the Bank. Actual base salaries also are intended to reflect individual performance contributions as determined through job evaluations. In addition to individual job performance and the above-referenced market comparisons, other factors may be taken into consideration, such as cost of living increases as well as an individual’s perceived potential with the Bank. All executive officer base salary levels are considered by the Compensation Committee to be competitive within a necessary and reasonable range.

It has become the established practice of the Compensation Committee to review and, if deemed appropriate, adjust the base salaries of the Bank’s executive officers on a yearly basis. Accordingly, base salaries were reviewed and adjusted during 2002, and the base salaries of the executive officers in the compensation table appearing in this Proxy Statement reflect the fully annualized base salaries as adjusted and implemented in 2002.

Employee Stock Option Plan

The Bank’s officers and key employees are eligible to participate in the 1998 Stock Option Plan referred to in this Proxy Statement. The objective of this Option Plan is to create competitive levels of compensation which the Compensation Committee believes is important for the retention of the officers and key employees.

2002 Compensation of the Chairman of the Board, President and Chief Executive Officer

In reviewing the 2002 compensation of C. P. Bryan, the Company’s and Bank’s Chairman of the Board, President and Chief Executive Officer, the Compensation Committee undertook the same evaluation set forth above with respect to executive officers. Mr. Bryan’s base salary is reviewed in January of each year. His base salary for the 2002 fiscal year was $225,000 and the Compensation Committee considered such amount to be reasonable and competitive based on published compensation surveys and other publicly available compensation information. The Compensation Committee members were provided data concerning individual compensation history, executive compensation survey data, and comparative information concerning performance. Based on the Bank’s overall performance in 2002, the Compensation Committee recommended that no bonus be paid to any of the Bank’s executive officers. Accordingly, Mr. Bryan did not receive a bonus for 2002.

The Compensation Committee

Donn C. Fullenweider, Chairperson

Gerald W. Bodzy

James C. Hassell

Wayne C. Owen

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Many of the directors and officers of the Company and the Bank and principal shareholders of the Company, and each of their associates, are customers of the Bank. During 2002, the Bank made loans in the ordinary course of business to many/some of the directors, officers and principal shareholders and their associates, all of which were effected on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features. The Bank expects to continue to have such transactions on similar terms and conditions with the directors and officers of the Company and the Bank and principal shareholders of the Company and each of their associates in the future.

As of January 31, 2003, the Company’s and the Bank’s officers and directors and the Company’s principal shareholders or their affiliates, directly or indirectly, were indebted to the Bank in the aggregate amount of approximately $5.0 million, which amount constituted approximately 14.5% of the Company’s Tier 1 capital as of such date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers and persons who own more than 10% of the outstanding Common Stock, to file reports of ownership and changes in ownership of Common Stock and other securities of the Company with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports received by it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that during the year ended December 31, 2002, all Section 16(a) reporting requirements applicable to the Company’s officers, directors and greater than 10% shareholders were complied with.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consisted of Messers. Bodzy, Fullenweider, Hassell and Owen. In 2002, Messers. Bodzy and Owen joined the committee. Each member of the Audit Committee is “independent” as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.

Notwithstanding anything to the contrary set forth in any of the Bank’s previous filings under the regulations of the Office of the Comptroller of the Currency or the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee’s general role as an audit committee is to assist the Board of Directors in overseeing the Company’s financial reporting process and related matters.

The Audit Committee has reviewed with the Company’s management and KPMG LLP (“KPMG”), the Company’s independent auditors, the audited consolidated financial statements of the Company as of and for the year ended December 31, 2002. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent auditors have the responsibility for the audit of those statements.

The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit Committee has received and reviewed the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with KPMG such independent auditors’ independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by KPMG is compatible with maintaining their independence.

Based on the review and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of KMPG as the independent auditors of the books and accounts of the Company for the year ending December 31, 2003 and the Board concurred with such recommendation.

The Audit Committee

James C. Hassell, Chairperson

Gerald W. Bodzy

Donn C. Fullenweider

Wayne C. Owen

PAID TO INDEPENDENT AUDITORS

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for fiscal 2002 and 2001, and fees billed for other services rendered by KPMG LLP:

	2002	2001
Audit fees	$70,000	$60,500
Audit related fees	—	—

Audit and audit related fees	70,000	60,500
Tax fees	9,000	8,400
All other fees	—	—

Total fees	$79,000	$68,900

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 28, 2003 by (i) each director and executive officer of the Company, (ii) all directors and executive officers as a group and (iii) each person who is known by the Company to beneficially own 5% or more of the Common Stock. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each person is the same address as the Company.

Name	Positions	Number of Shares Beneficially Owned		Percentage Beneficially Owned(1)
C. P. Bryan	Chairman of the Board, President and Chief Executive Officer of the Company and the Bank	156,400	(2)	7.86%
Stanley H. Florance	Secretary, Treasurer and Chief Financial Officer of the Company; Executive Vice President and Chief Financial Officer of the Bank	6,653	(3)	*
Gerald W. Bodzy	Director of the Company and the Bank	20,800	(4)	1.07%
Donn C. Fullenweider	Director of the Company and the Bank	14,216		*
James C. Hassell	Director of the Company and the Bank	36,300	(5)	1.87%
Wayne C. Owen	Director of the Company and the Bank	49,900	(6)	2.58%
Executive officers and directors as a Group (6 persons)		284,269		14.27%

*	Indicates ownership which does not exceed 1.0%.

(1)	The percentage beneficially owned was calculated based on 1,934,911 shares of common stock issued and outstanding. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of common stock held by such shareholder or group and exercisable within 60 days.
(2)	Includes 49,500 shares held of record by the C. P. Bryan IRA and 54,400 shares which may be acquired within 60 days pursuant to outstanding stock options.
(3)	Includes 100 shares held of record by Mr. Florance’s spouse.
(4)	Consists of 20,800 shares held of record by Bodzy Investment Partnership, Ltd., of which Mr. Bodzy is the general partner.

(5)	Includes 8,000 shares held of record by Hassell Construction Company, Inc. and 500 shares held of record by James C. Hassell Inter-vivos Trust, both of which are controlled by Mr. Hassell, and 2,800 shares which may be acquired within 60 days pursuant to outstanding stock options.
(6)	Includes 2,000 shares held of record by Project Lighting Company, Inc., of which Mr. Owen is an officer and controlling shareholder. Also includes 1,300 shares held of record by Mr. Owen’s son and 250 shares held of record for the benefit of Mr. Owen’s minor grandson. Mr. Owen controls the disposition and voting of these shares.

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2003. KPMG LLP has served as the Company’s independent audit firm continuously for four years.

At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of KPMG LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of KPMG LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY SUCH APPOINTMENT.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2004 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices not later than November 22, 2003. Shareholder proposals should be submitted to the Secretary of the Company at 6809 FM 1960 West, Houston, Texas 77069.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other matters that are to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope promptly.

By order of the Board of Directors,

C. P. Bryan

President and Chief Executive Officer

P R O X Y

PROXY

REPUBLIC BANCSHARES OF TEXAS, INC.

Annual Meeting of Shareholders to be Held on Tuesday, April 22, 2003

This Proxy is Solicited on Behalf of the Board of Directors.

The 2003 Annual Meeting of Shareholders of Republic Bancshares of Texas, Inc. (the “Company”) will be held at 14604 Northwest Freeway (Hwy 290 at Windfern), Houston, Texas on Tuesday, April 22, 2003, beginning at 4:15 p.m., local time. The undersigned hereby acknowledges receipt of the related Notice of 2003 Annual Meeting of Shareholders and Proxy Statement dated March 21, 2003 accompanying this proxy.

The undersigned hereby appoints Donn C. Fullenweider and James C. Hassell, and each of them, his attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2003 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment thereof.

This proxy will be voted FOR the following proposals unless otherwise indicated:

1. ELECTION OF FIVE DIRECTORS to serve until the 2004 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

☐ FOR all nominees listed below (except as otherwise indicated*)

☐ WITHHOLD AUTHORITY for all nominees listed below

*Instruction: To withhold authority to vote for any nominee, draw a line through the name of such nominee in the list below.

C. P. Bryan

Gerald W. Bodzy

Donn C. Fullenweider

James C. Hassell

Wayne C. Owen

2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2003.

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(continued on next page)

Please sign your name exactly as it appears on the certificate(s) representing your shares of Common Stock. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

Signature(s) of Shareholders(s)

Print or type name(s) Number of Shares Date: , 2003

This Proxy is solicited on behalf of the Board of Directors and is revocable at any time before it is exercised. Please complete, sign, date and return the Proxy promptly.